Morrill & Associates, LLC

Certified Public Accountants

1448 North 2000 West, Suite 3

Clinton, Utah 84015

801-820-6233 Phone; 801-820-6628 Fax

September 26, 2014

Office of the Chief Accountant

Securities and Exchange Commission

450 West Fifth Street N.W.

Washington DC 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated September 26, 2013, with respect to the financial statements as of June 30, 2013 and the related statements of operations, stockholders’ equity and cash flows for the fiscal year ended June 30, 2013, to be included in the filing of the Form 10-K of Liberty Silver Corp.

Sincerely,

/s/ Morrill & Associates

Morrill & Associates